United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

March 27, 2019

Date of Report (Date of earliest event reported)

8i Enterprises Acquisition Corp

(Exact Name of Registrant as Specified in its Charter)

British Virgin Islands	001-38849	n/a
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6 Eu Tong Sen Street #08-13 The Central Singapore 059817	n/a
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +65 67880388

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On March 27, 2019, the registration statement (File No. 333-229781) (the “Registration Statement”) relating to the initial public offering (“IPO”) of 8i Enterprises Acquisition Corp (the “Company”) was declared effective by the Securities and Exchange Commission. In connection therewith, the Company entered into the following agreements previously filed as exhibits to the Registration Statement:

●	An Underwriting Agreement, dated March 27, 2019, by and between the Company and Chardan Capital Markets, LLC (“Chardan”), as representative of the underwriters;

●	A Warrant Agreement, dated March 27, 2019, by and between the Company and Vstock Transfer, LLC;

●	A Rights Agreement, dated March 27, 2019, by and between the Company and Vstock Transfer, LLC;

●	Unit Purchase Option, dated March 27, 2019 by and between the Company and Chardan;

●	Letter Agreements, dated March 27, 2019, by and between the Company and each of the initial shareholders, officers and directors of the Company;

●	An Investment Management Trust Agreement, dated March 27, 2019, by and between the Company, Wilmington Trust Company and Vstock Transfer, LLC;

●	A Stock Escrow Agreement, dated March 27, 2019, by and among the Company, Vstock Transfer, LLC and each of the initial shareholders of the Company; and

●	A Registration Rights Agreement, dated March 27, 2019, by and among the Company and the initial shareholders of the Company.

On April 1, 2019, the Company consummated the IPO of 5,000,000 units (the “Units”). Each Unit consists of one ordinary share (“Ordinary Share”), one warrant (“Warrant”) entitling its holder to purchase one-half of one Ordinary Share at a price of $11.50 per whole share, and one right to receive one-tenth (1/10) of an Ordinary Share upon the consummation of an initial business combination. The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $50,000,000. The Company granted the underwriters a 45-day option to purchase up to 750,000 additional Units to cover over-allotments, if any. In addition, the Company sold to Chardan, for $100, an option to purchase up to 345,000 units exercisable at $11.50 per unit, commencing on the later of the consummation of a business combination and six months from the effective date of the Registration Statement.

As of April 1, 2019, a total of $50,000,000 of the net proceeds from the IPO and the Private Placement (as defined below) were deposited in a trust account established for the benefit of the Company’s public shareholders. An audited balance sheet as of April 1, 2019 reflecting receipt of the proceeds upon consummation of the IPO and the Private Placement will be filed within 4 business days of the consummation of the IPO.

Item 3.02. Unregistered Sales of Equity Securities.

Simultaneously with the closing of the IPO, the Company consummated the private placement (“Private Placement”) with 8i Enterprises Pte Ltd, a company wholly owned by Mr. James Tan, of 221,250 units (the “Private Units”) at a price of $10.00 per Private Unit, generating total proceeds of $2,212,500.

The Private Units are identical to the Units (as defined below) sold in the IPO except that the warrants included in the Private Units will be non-redeemable and may be exercised on a cashless basis, in each case so long as they continue to be held by the initial purchasers or their permitted transferees. Additionally, because the Private Units were issued in a private transaction, the initial purchasers and their permitted transferees will be allowed to exercise the warrants included in the Private Units for cash even if a registration statement covering the ordinary shares issuable upon exercise of such warrants is not effective and receive unregistered ordinary shares. Additionally, such initial purchasers agreed not to transfer, assign or sell any of the Private Units or underlying securities (except in limited circumstances, as described in the Registration Statement) until the completion of the Company’s initial business combination. Such Initial Purchasers were granted certain demand and piggyback registration rights in connection with the purchase of the Private Units.

The Private Units were issued pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, as the transactions did not involve a public offering.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated March 27, 2019, by and between the Registrant and Chardan Capital Markets, LLC

4.5	Warrant Agreement, dated March 27, 2019, by and between Vstock Transfer, LLC and the Registrant

4.6	Rights Agreement, dated March 27, 2019, by and between Vstock Transfer, LLC and the Registrant

4.7	Unit Purchase Option between the Registrant and Chardan Capital Markets, LLC dated April 1, 2019

10.1	Letter Agreements, dated March 27, 2019, by and between the Registrant and each of the initial stockholders, officers and directors of the Registrant

10.2	Investment Management Trust Agreement, dated March 27, 2019, by and between Vstock Transfer, LLC, Wilmington Trust Company and the Registrant

10.3	Stock Escrow Agreement, dated March 27, 2019, among the Registrant, Vstock Transfer, LLC and the initial shareholders

10.4	Registration Rights Agreement, dated March 27, 2019, among the Registrant and the initial shareholders

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 1, 2019

8I ENTERPRISES ACQUISITION CORP

By:	/s/ Meng Dong (James) Tan
Name: Meng Dong (James) Tan
Title: Chief Executive Officer